Exhibit 99.1
January 19, 2021

Fellow shareholders,

2020 was an incredibly difficult year with extraordinary loss for so many families, new restrictions that none of us have ever had to live with before and great uncertainty. We’re enormously grateful that in these uniquely challenging times we’ve been able to provide our members around the world with a source of escape, connection and joy while continuing to build our business. With 8.5m paid net additions in Q4, we crossed the 200m paid memberships mark. For the full year, we added a record 37m paid memberships, achieved $25 billion in annual revenue (+24% year over year) and grew operating profit 76% to $4.6 billion. Our summary results and forecast are below.

(in millions except per share data)	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21 Forecast
Revenue	$5,467	$5,768	$6,148	$6,436	$6,644	$7,129
Y/Y % Growth	30.6%	27.6%	24.9%	22.7%	21.5%	23.6%
Operating Income	$459	$958	$1,358	$1,315	$954	$1,780
Operating Margin	8.4%	16.6%	22.1%	20.4%	14.4%	25.0%
Net Income	$587	$709	$720	$790	$542	$1,355
Diluted EPS	$1.30	$1.57	$1.59	$1.74	$1.19	$2.97

Global Streaming Paid Memberships	167.09	182.86	192.95	195.15	203.66	209.66
Y/Y % Growth	20.0%	22.8%	27.3%	23.3%	21.9%	14.7%
Global Streaming Paid Net Additions	8.76	15.77	10.09	2.20	8.51	6.00

Net cash provided by (used in) operating activities	$(1,462)	$260	$1,041	$1,264	$(138)
Free Cash Flow*	$(1,670)	$162	$899	$1,145	$(284)
Shares (FD)	451.4	452.5	453.9	455.1	455.3
Note: Figures are consolidated, including DVD.
* Free cash flow represents Net Cash provided by (used in) operating activities less purchases of property and equipment and change in other assets.

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Q4 Results and Q1 Forecast
Average paid streaming memberships increased 23% year over year in Q4, while average revenue per membership1 was flat year over year both on a reported and foreign exchange (F/X) neutral basis. Revenue was 1% higher than our guidance forecast, as paid net adds exceeded our 6.0m projection by 2.5m. Operating margin of 14.4% (a 600bps increase from Q4’19) also came in above our guidance, due to higher-than-expected revenue. EPS of $1.19 vs. $1.30 a year ago included a $258m non-cash unrealized loss from F/X remeasurement on our Euro denominated debt.
For the full year, our 37m paid net additions represented a 31% increase from 2019’s 28m paid net adds. We’re becoming an increasingly global service with 83% of our paid net adds in 2020 coming from outside the UCAN region. Our EMEA region accounted for 41% of our full year paid net adds, while APAC was the second largest contributor to paid net additions with 9.3m (up 65% year over year).
As a reminder, the quarterly guidance we provide is our actual internal forecast at the time we report and we strive for accuracy. For Q1’21, we expect paid net adds of 6.0m vs. last Q1’s 15.8m, which included the impact from the initial COVID-19 lockdowns. Since the start of 2018, our paid memberships have risen from 111m to 204m and our average revenue per membership has grown from $9.88 to $11.02, despite significant F/X headwinds. This approach has allowed us to organically increase revenue by $4-$5 billion annually over the past several years.
We’ve made good progress growing our profitability with FY20 operating margin of 18% rising five percentage points over prior year. For FY21, we’re now targeting a 20% operating margin, up two percentage points from 2020 and higher than our previous 19% forecast, due to a more favorable revenue outlook. As we said last quarter, we intend to continue to grow our operating margin each year at an average rate of three percentage points per year over any few-year period, but we anticipate some lumpiness. Some years we’ll be a little over (like in 2020), some years a little under (like in 2021), but we
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1 Average revenue per membership (ARM) is defined as streaming revenue divided by the average number of streaming paid memberships divided by the number of months in the period; it was previously referred to as streaming ARPU. These figures do not include sales taxes or VAT.

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are trying to keep on an average three percentage points per year long-term trajectory.

Content
The big growth in streaming entertainment has led legacy competitors like Disney, WarnerMedia and Discovery to compete with us in new ways, which we’ve been expecting for many years. This is, in part, why we have been moving so quickly to grow and further strengthen our original content library across a wide range of genres and nations. Our fourth quarter slate highlights the breadth and diversity of our entertainment offering.
In scripted English language television, season four of the critically acclaimed The Crown was the biggest season so far and drove new watchers of prior seasons. In its first 28 days, more member households chose to watch season four of The Crown than each of the prior seasons, helping to grow the number of member households that have chosen to watch this series to over 100m since its initial launch. In late December, we released our first original series from Shonda Rhimes, Bridgerton. This title has proven immensely popular and we’ll have some exciting news about Bridgerton later this week.
Our largest original film of the quarter was The Midnight Sky, starring and directed by George Clooney; we estimate 72m member households will choose to watch this title in its first four weeks. In its first 28 days, 43m member households chose to watch our animated feature film Over the Moon (directed by legendary creator Glen Keane) with high levels of rewatching. We Can Be Heroes (directed by Robert Rodriguez) was another successful family film with a projected 53m member households choosing this title in its first four weeks.
Our holiday movie slate also resonated with our members; in the first four weeks, 68m and 61m member households chose to watch Holidate (starring Emma Roberts) and The Christmas Chronicles: Part Two (starring Kurt Russell), respectively. Our first Portuguese language holiday film from Brazil, Just Another Christmas (starring Leandro Hassum), was also a big hit with 26m member households globally choosing to watch in the first 28 days of release.
We continue to ramp up our local original content slate. Our top local titles this quarter include Barbarians (a historical action series from Germany that 37m member households globally chose to watch in the first four weeks), Sweet Home, our Korean language horror show (22m member households), Selena: The Series, which particularly resonated with members throughout Mexico and the US (25m member households globally), and Alice in Borderland, a sci-fi thriller from Japan (18m member households). While designed to be very impactful in the home country, we see many cases of our local originals traveling more broadly. For example, Lupin2, an adrenalin-filled French language heist series released in early January, has hit #2 in our US Top 10 list and ranked #1 in dozens of other countries including Brazil, Argentina, Germany, Italy, Spain, Poland, Vietnam, the Philippines and many more. We project 70m member households will choose to watch Lupin in its first 28 days of release.
In addition to titles with big viewership, we also aspire to have hits that become part of the cultural zeitgeist. In 2020 alone, we had Tiger King, Bridgerton and The Queen’s Gambit. Not only did 62m member households choose to watch The Queen’s Gambit in its first 28 days (making this show our biggest limited series in Netflix history), but it ignited sales of chess sets3 and inspired the next generation of chess prodigies. In fact, Netflix series accounted for nine out of the 10 most searched shows globally in 2020, while our films represented two of the top 10.

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2 https://www.thrillist.com/entertainment/nation/lupin-review-netflix
3 https://www.nytimes.com/2020/11/23/arts/television/chess-set-board-sales.html

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Our productions are back up and running in most regions - we have learned that flexibility and adaptability are paramount in this fast-changing environment. With over 500 titles currently in post production or preparing to launch on our service and plans to release at least one new original film every week in 20214 with extraordinary talent, we’re confident we’ll continue to have a great content offering for our members.
In Q1, in addition to the recently released season 3 of Cobra Kai and Lupin, we’re excited to be launching later this quarter To All the Boys I’ve Loved Before 3, the finale to this beloved rom com trilogy, our young adult drama Fate: The Winx Saga, Yes Day (a family movie starring Jennifer Garner), Sky Rojo, a thrilling new series from the creators of La Casa de Papel (aka Money Heist) and Space Sweepers, an action packed Korean sci-fi film.
Product
Last year, we continued to improve our parental controls so that families have more control over their experience. These enhancements include allowing members to filter out content at the title level or by maturity rating, creating a profile lock PIN and customizing autoplay settings for any profile. We also extended parental control support to downloads to give parents peace of mind regardless of how Netflix is used. And we provided parents with more transparency into the themes, characters and content that their kids love with the Kids Activity Report, a weekly message designed to keep parents informed about the content their children are watching.
As we bring our members more great programming, we’re always listening and working to make it easier for them to find the right show and film to watch. That’s why last year we debuted our Top 10 lists around the world, and in October we introduced the New & Popular tab in our television user interface, which includes a new Worth the Wait section, highlighting titles as far as a year away that you can remind yourself about. As another exciting step in this effort, we’ve been testing a new feature that gives members the ability to choose to instantly watch a title chosen just for them versus browse. The response has been positive and we plan to roll it out globally in the first half of 2021.

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4 https://www.nytimes.com/2021/01/12/business/media/netflix-2021-movies.html

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Competition
It’s a great time to be a consumer of entertainment. There are a wealth of options ranging from linear TV to video gaming to user generated content on YouTube and TikTok. We continue to work hard to grow our small share of screen time against these major competitors.
Discovery5 recently launched its streaming service. Disney+ is expanding6 in new countries and with more content. ViacomCBS will be unveiling its plans for Paramount+ in 2021. Combined with the launch of AppleTV+, WarnerMedia’s HBO Max, and NBCUniversal’s Peacock streaming services, this signifies that these companies all recognize the future is streaming entertainment, a vision we have been working towards since inception.

Our strategy is simple: if we can continue to improve Netflix every day to better delight our members, we can be their first choice for streaming entertainment. This past year is a testament to this approach. Disney+ had a massive first year (87 million paid subscribers!) and we recorded the biggest year of paid membership growth in our history.

Cash Flow and Capital Structure
Net cash generated by operating activities in Q4 was -$138 million vs. -$1.5 billion in the prior year period. Free cash flow7 (FCF) for the quarter was -$284 million vs. -$1.7 billion in Q4‘19, bringing full year 2020 free cash flow to +$1.9 billion vs. -$3.3 billion in 2019.
We believe we are very close to being sustainably FCF positive. For the full year 2021, we currently anticipate free cash flow will be around break even (vs. our prior expectation for -$1 billion to break even). Combined with our $8.2 billion cash balance and our $750m undrawn credit facility, we believe we no longer have a need to raise external financing for our day-to-day operations. Our 5.375% February 1, 2021 bonds mature in Q1. We plan on repaying the bond at maturity out of cash on hand, as we are currently well above our minimum cash needs.
As we generate excess cash, we intend to maintain $10B-15B in gross debt and will explore returning cash to shareholders through ongoing stock buybacks, as we did in the past (2007-2011).
Long-Term Stock Price Performance
We thank our equity and debt investors for their trust and for coming along with us on our journey to build one of the world’s leading entertainment companies. Since day one, we’ve managed Netflix for the long term under the belief that pleasing our members would lead to strong value creation for our fellow shareholders. Going forward, in each January investor letter, we’ll provide an update on our long-term stock performance.

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5 https://corporate.discovery.com/discovery-newsroom/discovery-announces-the-global-launch-of-discovery-the-definitive-streaming-service-for-the-best-real-life-entertainment-in-the-world-debuting-january-4-2021/
6 https://d23.com/every-disney-announcement-and-more-from-the-disney-investor-day-2020/
7 For a reconciliation of free cash flow to net cash provided by (used in) operating activities, please refer to the reconciliation in tabular form on the attached unaudited financial statements and the footnotes thereto.

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	Annualized Performance (%)*
	1 Year	3 Year	5 Year	10 Year	Since IPO
NFLX	67%	41%	36%	36%	40%
S&P 500	18%	14%	15%	14%	9%
NASDAQ	45%	24%	22%	18%	13%

	Cumulative Return (%)*
	1 Year	3 Year	5 Year	10 Year	Since IPO
NFLX	67%	182%	373%	2,054%	50,388%
S&P 500	18%	49%	103%	267%	399%
NASDAQ	45%	93%	172%	444%	830%
*As of 12/31/20. Source: Bloomberg and Google Finance. For NFLX, based on IPO price, split adjusted. IPO was May 22, 2002. Total Shareholder Returns basis.

Reference
For quick reference, our eight most recent investor letters are: October 2020,8 July 2020,9 April 2020,10 January 2020,11 October 2019,12 July 2019,13 April 2019,14 January 2019.15

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8 https://s22.q4cdn.com/959853165/files/doc_financials/2020/q3/FINAL-Q3-20-Shareholder-Letter.pdf
9 https://s22.q4cdn.com/959853165/files/doc_financials/2020/q2/FINAL-Q2-20-Shareholder-Letter-V3-with-Tables.pdf
10 https://s22.q4cdn.com/959853165/files/doc_financials/2020/q1/updated/FINAL-Q1-20-Shareholder-Letter.pdf
11 https://s22.q4cdn.com/959853165/files/doc_financials/2019/q4/FINAL-Q4-19-Shareholder-Letter.pdf
12 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2019/q3/FINAL-Q3-19-Shareholder-Letter.pdf
13 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2019/q2/Q2-19-Shareholder-Letter-FINAL.pdf
14 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2019/q1/FINAL-Q1-19-Shareholder-Letter.pdf
15 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q4/01/FINAL-Q4-18-Shareholder-Letter.pdf

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Regional Breakdown

(in millions)	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20
UCAN Streaming:
Revenue	$2,672	$2,703	$2,840	$2,933	$2,980
Paid Memberships	67.66	69.97	72.90	73.08	73.94
Paid Net Additions	0.55	2.31	2.94	0.18	0.86
Average Revenue per Membership	$13.22	$13.09	$13.25	$13.40	$13.51
Y/Y % Growth	17%	14%	6%	2%	2%
F/X Neutral Y/Y % ARPU Growth	17%	14%	6%	3%	2%

EMEA:
Revenue	$1,563	$1,723	$1,893	$2,019	$2,137
Paid Memberships	51.78	58.73	61.48	62.24	66.70
Paid Net Additions	4.42	6.96	2.75	0.76	4.46
Average Revenue per Membership	$10.51	$10.40	$10.50	$10.88	$11.05
Y/Y % Growth	3%	2%	4%	5%	5%
F/X Neutral Y/Y % ARPU Growth	7%	4%	8%	3%	—%

LATAM:
Revenue	$746	$793	$785	$789	$789
Paid Memberships	31.42	34.32	36.07	36.32	37.54
Paid Net Additions	2.04	2.90	1.75	0.26	1.21
Average Revenue per Membership	$8.18	$8.05	$7.44	$7.27	$7.12
Y/Y % Growth	9%	3%	(9)%	(16)%	(13)%
F/X Neutral Y/Y % ARPU Growth	18%	12%	13%	5%	4%

APAC:
Revenue	$418	$484	$569	$635	$685
Paid Memberships	16.23	19.84	22.49	23.50	25.49
Paid Net Additions	1.75	3.60	2.66	1.01	1.99
Average Revenue per Membership	$9.07	$8.94	$8.96	$9.20	$9.32
Y/Y % Growth	(1)%	(5)%	(4)%	(1)%	3%
F/X Neutral Y/Y % ARPU Growth	—%	(3)%	1%	(1)%	—%

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January 19, 2021 Earnings Interview, 3pm PT
Our video interview with Kannan Venkateshwar of Barclays Capital will be on youtube/netflixir at 3pm PT today. Questions that investors would like to see asked should be sent to kannan.venkateshwar@barclayscapital.com. Reed Hastings, co-CEO, Spence Neumann, CFO, Ted Sarandos, co-CEO & Chief Content Officer, Greg Peters, COO & Chief Product Officer and Spencer Wang, VP of IR/Corporate Development will all be on the video to answer Kannan’s questions.

IR Contact:	PR Contact:
Spencer Wang	Richard Siklos
VP, Finance/IR & Corporate Development	VP, Communications
408 809-5360	408 540-2629

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Use of Non-GAAP Measure
This shareholder letter and its attachments include reference to the non-GAAP financial measure of free cash flow. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities or the amount of cash used in operations, including investments in global streaming content. However, this non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding investment in our service; average revenue per membership; future content offerings and the number and timing of such offerings; viewing metrics for certain titles; product enhancements and offerings; future capital and external financing needs; debt repayment; global streaming paid members, paid net additions and membership growth; consolidated revenue, revenue growth, operating income, operating margin, net income, and earnings per share; and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks, including those related to the coronavirus pandemic; and, competition, including consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on January 29, 2020, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K, as updated by Form 10-Q for the quarter ended March 31, 2020. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

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Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues	$6,644,442	$6,435,637	$5,467,434	$24,996,056	$20,156,447
Cost of revenues	4,165,160	3,867,751	3,466,023	15,276,319	12,440,213
Marketing	762,565	527,597	878,937	2,228,362	2,652,462
Technology and development	486,936	453,802	409,376	1,829,600	1,545,149
General and administrative	275,539	271,624	254,586	1,076,486	914,369
Operating income	954,242	1,314,863	458,512	4,585,289	2,604,254
Other income (expense):
Interest expense	(197,186)	(197,079)	(177,801)	(767,499)	(626,023)
Interest and other income (expense)	(250,639)	(256,324)	(131,378)	(618,441)	84,000
Income before income taxes	506,417	861,460	149,333	3,199,349	2,062,231
Benefit from (provision for) income taxes	35,739	(71,484)	437,637	(437,954)	(195,315)
Net income	$542,156	$789,976	$586,970	$2,761,395	$1,866,916
Earnings per share:
Basic	$1.23	$1.79	$1.34	$6.26	$4.26
Diluted	$1.19	$1.74	$1.30	$6.08	$4.13
Weighted-average common shares outstanding:
Basic	442,220	441,526	438,547	440,922	437,799
Diluted	455,283	455,088	451,367	454,208	451,765

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Netflix, Inc.
Consolidated Balance Sheets
(in thousands)

	As of
	December 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,205,550	$5,018,437
Other current assets	1,556,030	1,160,067
Total current assets	9,761,580	6,178,504
Content assets, net	25,383,950	24,504,567
Property and equipment, net	960,183	565,221
Other non-current assets	3,174,646	2,727,420
Total assets	$39,280,359	$33,975,712
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$4,429,536	$4,413,561
Accounts payable	656,183	674,347
Accrued expenses and other liabilities	1,102,196	843,043
Deferred revenue	1,117,992	924,745
Short-term debt	499,878	—
Total current liabilities	7,805,785	6,855,696
Non-current content liabilities	2,618,084	3,334,323
Long-term debt	15,809,095	14,759,260
Other non-current liabilities	1,982,155	1,444,276
Total liabilities	28,215,119	26,393,555
Stockholders' equity:
Common stock	3,447,698	2,793,929
Accumulated other comprehensive income (loss)	44,398	(23,521)
Retained earnings	7,573,144	4,811,749
Total stockholders' equity	11,065,240	7,582,157
Total liabilities and stockholders' equity	$39,280,359	$33,975,712

Supplemental Information
Total streaming content obligations*	$19,218,830	$19,490,082

* Total streaming content obligations are comprised of content liabilities included in "Current content liabilities" and "Non-current content liabilities" on the Consolidated Balance Sheets and obligations that are not reflected on the Consolidated Balance Sheets as they did not yet meet the criteria for asset recognition.

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Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$542,156	$789,976	$586,970	$2,761,395	$1,866,916
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Additions to content assets	(3,320,341)	(2,653,886)	(3,945,542)	(11,779,284)	(13,916,683)
Change in content liabilities	(528,488)	(379,458)	(571,351)	(757,433)	(694,011)
Amortization of content assets	2,982,625	2,733,743	2,579,669	10,806,912	9,216,247
Depreciation and amortization of property, equipment and intangibles	31,943	28,589	27,818	115,710	103,579
Stock-based compensation expense	107,594	106,357	100,066	415,180	405,376
Foreign currency remeasurement loss (gain) on debt	257,983	249,194	122,100	533,278	(45,576)
Other non-cash items	73,526	83,851	63,893	293,126	228,230
Deferred income taxes	(159,584)	(40,277)	(188,694)	70,066	(94,443)
Changes in operating assets and liabilities:
Other current assets	(40,362)	(22,974)	(195,951)	(187,623)	(252,113)
Accounts payable	107,898	111,677	230,847	(41,605)	96,063
Accrued expenses and other liabilities	(176,585)	266,027	(234,036)	198,183	157,778
Deferred revenue	77,790	10,941	9,239	193,247	163,846
Other non-current assets and liabilities	(93,827)	(19,999)	(47,003)	(194,075)	(122,531)
Net cash provided by (used in) operating activities	(137,672)	1,263,761	(1,461,975)	2,427,077	(2,887,322)
Cash flows from investing activities:
Purchases of property and equipment	(148,356)	(109,811)	(107,737)	(497,923)	(253,035)
Change in other assets	1,957	(8,840)	(99,834)	(7,431)	(134,029)
Net cash used in investing activities	(146,399)	(118,651)	(207,571)	(505,354)	(387,064)
Cash flows from financing activities:
Proceeds from issuance of debt	—	—	2,226,110	1,009,464	4,469,306
Debt issuance costs	—	—	(17,942)	(7,559)	(36,134)
Proceeds from issuance of common stock	33,987	68,665	15,633	235,406	72,490
Net cash provided by financing activities	33,987	68,665	2,223,801	1,237,311	4,505,662
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	66,674	28,459	29,810	36,050	469
Net increase (decrease) in cash, cash equivalents, and restricted cash	(183,410)	1,242,234	584,065	3,195,084	1,231,745
Cash, cash equivalents and restricted cash at beginning of period	8,422,280	7,180,046	4,459,721	5,043,786	3,812,041
Cash, cash equivalents and restricted cash at end of period	$8,238,870	$8,422,280	$5,043,786	$8,238,870	$5,043,786

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Non-GAAP free cash flow reconciliation:
Net cash provided by (used in) operating activities	$(137,672)	$1,263,761	$(1,461,975)	$2,427,077	$(2,887,322)
Purchases of property and equipment	(148,356)	(109,811)	(107,737)	(497,923)	(253,035)
Change in other assets	1,957	(8,840)	(99,834)	(7,431)	(134,029)
Non-GAAP free cash flow	$(284,071)	$1,145,110	$(1,669,546)	$1,921,723	$(3,274,386)

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